UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2005

CLAYTON WILLIAMS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20838	75-2396863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Desta Drive, Suite 6500

Midland, Texas  79705-5510

 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:

(432) 682-6324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

The Compensation Committee of the Board of Directors of Clayton Williams Energy, Inc. (the “Company”), in September 2002, adopted an incentive plan for officers, key employees and consultants, excluding Clayton W. Williams, the Chairman of the Board, President and Chief Executive Officer of the Company, who promote the Company’s drilling and acquisition programs.  Management’s objective in adopting this plan is to further align the interests of the participants with those of the Company by granting the participants after-payout working interests in the production developed, directly or indirectly, by the participants.  The plan provides for the creation of a series of limited partnerships to which the Company, as general partner, contributes a portion of its working interest in wells drilled within certain areas, and the officers, key employees and consultants, as limited partners, contribute cash.  The Company pays all costs and receives all revenues until payout of its costs, plus interest.  At payout, the limited partners receive 100% of all subsequent revenues and pay 100% of all subsequent expenses attributable to the partnerships’ interests.

On January 27, 2005 the Compensation Committee of the Board of Directors of the Company approved the formation of four limited partnerships pursuant to this plan and approved awards of performance-based participation in these partnerships to certain officers, key employees and consultants.  The Company entered into the limited partnership agreements for the formation of these partnerships on February 9, 2005, each to be effective as of January 2, 2005.  The four partnerships are as follows:

•                              Rocky Arroyo, L.P., to which the Company will contribute 5% of its working interest in wells to be drilled in Eddy County, New Mexico;

•                              CWEI Mississippi II, L.P., to which the Company will contribute 4% of its working interest in wells to be drilled in Mississippi;

•                              CWEI West Pyle/McGonagill, L.P., to which the Company will contribute 3.5% of its working interest in wells to be drilled in Pecos County, Texas; and

•                              CWEI Destefano, L.P., to which the Company will contribute 4% of its working interest in wells to be drilled in Robertson County, Texas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

February 11, 2005	By:	/s/ L. Paul Latham
L Paul Latham
Executive Vice President and Chief Operating Officer

February 11, 2005	By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President and Chief Financial Officer